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EXHIBIT 16.1

REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
St. Joseph Capital Corporation
Mishawaka, Indiana

We have audited the accompanying consolidated statements of income, changes in shareholders' equity and cash flows of St. Joseph Capital Corporation (the Company) for the year ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of the Company's operations and cash flows for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

                                           /s/ Crowe Chizek and Company LLC
                                           Crowe Chizek and Company LLC

South Bend, Indiana
February 27, 2002

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